Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q of ClubCorp Holdings, Inc. (the “Company”) for the fiscal quarter ended March 22, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric L. Affeldt, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented.

/s/ Eric L. Affeldt
Eric L. Affeldt
President and Chief Executive Officer and Director (principal executive officer)

Date: April 27, 2016

A signed original of this written statement required by Section 906 has been provided to ClubCorp Holdings, Inc. and will be retained by ClubCorp Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.